patient safety technologies, inc.
Company Contact: William B. Horne 310.895.7806		1800 Century Park East Suite No 200 Los Angeles, CA 90067 310.895.7750 tel 310.895.7751 fax patientsafetytechnologies.com

Patient Safety Technologies Included for Quotation on the Over The Counter Market

Tuesday, March 6, 2007, 8:20 am ET

LOS ANGELES, CA -- March 6, 2007 -- Patient Safety Technologies, Inc. (OTC:PSTX.OB) announced today that its common stock will be included for quotation on the Over The Counter (“OTC”) Bulletin Board starting immediately under the ticker symbol PSTX.OB.

About Patient Safety Technologies, Inc.
Patient Safety Technologies, Inc. (PST) is a holding company that owns assets in various businesses. Its wholly-owned subsidiary, SurgiCount Medical, Inc., is a developer and manufacturer of patient safety products and services. For more information on Patient Safety Technologies, Inc., please contact the company directly at 310-895-7750, or by email at info@patientsafetytechnologies.com or www.patientsafetytechnologies.com.

Forward-Looking Statements
This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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